Exhibit 10(ff)

FORM OF
FPL GROUP, INC.
EMPLOYEE RETENTION BONUS PLAN AGREEMENT

This Retention Bonus Agreement (this "Agreement") is entered into as of ___________, 2006, between FPL Group, Inc. (the "Company") and __________ (the "Employee"). This Agreement is subject to the limitations and other terms and conditions set forth in the FPL Group, Inc. Employee Retention Bonus Plan (the "Plan").

SECTION 1.  Offer of Retention Bonus. Subject to the terms and provisions of this Agreement and the Plan, the Company, on behalf of itself or an Affiliate, hereby offers the Employee a Retention Bonus equal to two times his or her Base Pay.

SECTION 2.  Definitions. The following terms when used in this Agreement shall have the designated meaning:

(a)  "Administrator" shall mean the officer or officers of the Company designated by the Compensation Committee of the Board, or, in the absence of such designation, the Vice President of Human Resources of the Company.

(b)  "Affiliate" shall mean (i) any Person that, directly or indirectly, controls, is controlled by or is under common control with the Company (excluding any trustee under, or any committee with responsibility for administering, any plan) or (ii) an entity in which the Company has a significant equity interest, as determined by the Administrator in its sole discretion.

(c)  "Base Pay" shall mean the Employee's annual base salary or wages as of the Closing Date (except as otherwise provided herein). The Administrator's determination of Base Pay shall be binding and conclusive.

(d)  "Board" shall mean the Board of Directors of the Company.

(e)  "Cause" to terminate the Employee's employment shall exist if the Employee (i) engages in one or more acts constituting a felony or involving fraud or serious moral turpitude, thefts, unethical business conduct or conduct that seriously impairs the reputation of the Company or any Affiliate; (ii) wilfully and repeatedly refuses (except by reason of incapacity due to accident or illness) to substantially perform his or her duties; (iii) misappropriates assets of the Company or any Affiliate; (iv) engages in gross or wilful misconduct that is materially injurious to the Company; (v) violates the Company's Code of Conduct; (vi) knowingly or grossly negligently engages in any misconduct, or knowingly or grossly negligently fails to prevent any misconduct, in each case that leads to the material noncompliance of the Company with any financial reporting requirement under the Federal securities laws or causes the Company to be required to prepare a material accounting restatement; (vii) engages in one or more acts constituting a material violation of the Sarbanes-Oxley Act of 2002, as amended; (viii) violates the Company's Controlled Substances and Alcohol Abuse Policy; (ix) engages in conduct or activities that constitute disloyalty to the Company or any Affiliate or (x) declines a position (with a start date on or after the date on which payment of the first 50% of a Retention Bonus hereunder becomes due pursuant to Section 3(a) hereof) with equal or greater base salary and bonus opportunity, whether or not such position requires relocation; provided that "Cause" shall only exist pursuant to this Section 2(e) on or after the Closing Date and only with respect to the payment contemplated by Section 3(b) hereof. The Administrator's determination of Cause shall be binding and conclusive.

(f)  "Closing" shall mean the consummation of the transactions contemplated by the Merger Agreement.

(g)  "Closing Date" shall mean the date of the Closing.

(h)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

(i)  "Company" shall mean FPL Group, Inc., and any successor.

(j)  "Director" shall mean an individual who is a member of the Board.

(k)  "Disability", with respect to the Employee, shall mean a determination of disability by the long-term disability plan administrator that entitles the Employee to long-term disability benefits under the Company's long-term disability plan in which the Employee participates.

(l)  "Executive Officer" means an "officer" (as defined in Securities and Exchange Commission Rule 16a-1(f)) of the Company.

(m)  "Merger Agreement" shall mean the Agreement and Plan of Merger among the Company, Constellation Energy Group, Inc., and CF Merger Corporation, dated as of December 18, 2005.

(n)  "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(o)  "Retention Bonus" shall mean the cash bonus payable to the Employee pursuant to the Plan.

SECTION 3.  Requirement of Continued Employment. Subject to Sections 4 and 5, (a) the Employee shall be entitled to receive payment of the first 50% of his or her Retention Bonus only if he or she remains actively employed by the Company or an Affiliate through the Closing Date and (b) the Employee shall be entitled to receive payment of the second 50% of his or her Retention Bonus only if he or she remains actively employed by the Company or an Affiliate through the first anniversary of the Closing Date.

SECTION 4.  Payment in the Event of Termination of Employment by the Company without Cause. If the Employee's employment is terminated without Cause (other than by reason of death or Disability) by the Company and its Affiliates prior to the Closing Date, the Employee shall receive the full Retention Bonus that would have been payable to him or her pursuant to Section 3 had he or she remained actively employed by the Company or an Affiliate through the first anniversary of the Closing Date, as soon as administratively practicable after the Closing Date and conditioned upon the Closing. In such case, for purposes of determining the amount of the Employee's Retention Bonus, Base Pay shall be determined as of the date of termination of employment. If the Employee's employment is terminated without Cause (other than by reason of death or Disability) by the Company and its Affiliates after the Closing Date and before the first anniversary of the Closing Date, the Employee shall receive the second 50% of his or her Retention Bonus that would have been payable to him or her pursuant to Section 3(b) had he or she remained actively employed by the Company or an Affiliate through the first anniversary of the Closing Date, as soon as administratively practicable after the date of the Employee's termination of employment. For purposes of this Agreement, if the Employee's employment with the Company and its Affiliates terminates as a result of the Employee declining to accept a new position with an annual base salary or target bonus opportunity that is lower than the Employee's annual base salary or target bonus opportunity, as applicable, at the time the new position is offered to the Employee, then such termination of employment shall be considered a termination without Cause by the Company and its Affiliates. The Administrator's determination of termination without Cause shall be binding and conclusive. Following the Employee's termination of employment, in order for the Employee to be entitled to receive any payment pursuant to this Section 4, the Employee must execute a waiver and release in such form and containing such terms and conditions as may be acceptable to the Company. Notwithstanding the foregoing, no amount shall be paid or payable hereunder if the Closing does not occur for any reason whatsoever.

SECTION 5.  Payment in the Event of Death or Disability. (a) In the event of the Employee's death or Disability prior to the Closing Date, the Employee shall receive the full Retention Bonus that would have been payable to him or her pursuant to Section 3 had he or she remained actively employed by the Company or an Affiliate through the first anniversary of the Closing Date, as soon as administratively practicable after the Closing Date and conditioned upon the Closing. In such case, for purposes of determining the amount of the Employee's Retention Bonus, Base Pay shall be determined as of the date of death or Disability. In the event of the Employee's death or Disability after the Closing Date and before the first anniversary of the Closing Date, the Employee shall receive the second 50% of his or her Retention Bonus that would have been payable to him or her pursuant to Section 3(b) had he or she remained actively employed by the Company or an Affiliate through the first anniversary of the Closing Date, as soon as administratively practicable after the date of death or determination of Disability. Following the Employee's death or Disability, in order for the Employee or his or her beneficiaries or legal representatives to be entitled to receive any payment pursuant to this Section 5, the Employee or such beneficiaries or legal representatives must execute a waiver and release in such form and containing such terms and conditions as may be acceptable to the Company. Notwithstanding the foregoing, no amount shall be paid or payable hereunder if the Closing does not occur for any reason whatsoever.

(b)  If the Employee shall be or become incompetent to receive any payments under this Section 5, the Company, in its sole and absolute discretion, may make payment in one or more of the following ways: (i) directly to the Employee; (ii) to his or her legal guardian or conservator; or (iii) to his or her spouse or to any person charged with his or her support, to be expended for his or her benefit. The decision of the Company shall be final and binding upon all parties in interest. Any such payment shall completely discharge the obligation of the Company with regard to such payment.

(c)  Upon the death of the Employee, benefits payable to the Employee under this Agreement or the Plan shall be paid to the spouse to whom the Employee was married on the date of his or her death. If the Employee was not married at the time of his or her death, such benefits shall be paid to the Employee's estate.

SECTION 6.  Timing of Payment. (a) Except as otherwise set forth in Sections 4 and 5, payment of the first 50% of the Retention Bonus to the Employee (if the Employee has satisfied the requirements of Section 3(a)) shall be made as soon as administratively practicable after the Closing Date, and payment of the second 50% of the Retention Bonus to the Employee (if the Employee has satisfied the requirements of Section 3(b)) shall be made as soon as administratively practicable following the first anniversary of the Closing Date.

(b)  Payment of the Retention Bonus under the provisions of Section 4 shall be made as set forth in Section 4.

(c)  Payment of the Retention Bonus under the provisions of Section 5 shall be made as set forth in Section 5.

SECTION 7.  Manner of Payment. Payment of amounts due under this Agreement or the Plan shall be made by Company check mailed to the Employee at the last known address of the Employee in the possession of the Company.

SECTION 8.  Withholding. Federal, state, local and other taxes may be deducted and withheld from any amounts payable under this Agreement or the Plan as required pursuant to any applicable law or regulation.

SECTION 9.  Breach by Employee. The Company shall have the right to terminate payments to the Employee if the Employee breaches his or her obligations under this Agreement or the Plan.

SECTION 10.  Confidentiality. This Agreement and the Employee's participation in the Plan and designation for a particular Retention Bonus are confidential, except to the extent that this Agreement or such participation or designation is required to be disclosed for purposes of the Federal securities laws. To the extent that this Agreement, the participation of the Employee in the Plan or the designation of the Employee for a particular Retention Bonus is not required to be disclosed for purposes of the Federal securities laws, (a) the Employee shall not disclose, publicize or discuss this Agreement, the Employee's participation in the Plan or the Employee's Retention Bonus with anyone, except his or her spouse, attorney, accountant, the officer who delivered this Agreement to the Employee and/or the Employee's designated contact(s) within the Human Resources department of the Company, or as may be required by law or ordered by a court with valid jurisdiction over such matter, (b) in the event that the Employee discloses this Agreement, his or her participation in the Plan or his or her Retention Bonus to his or her spouse, attorney and/or accountant, it shall be the Employee's duty to advise said individual(s) of the confidential nature of this Agreement, the Employee's participation in the Plan and his or her Retention Bonus and to direct such individuals not to disclose, publicize or discuss this Agreement, the Employee's participation in the Plan and his or her Retention Bonus, except as may be required by law or ordered by a court with valid jurisdiction over such matter and (c) if the Employee discloses, publicizes, or discusses this Agreement, his or her participation in the Plan or his or her Retention Bonus with anyone other than his or her spouse, attorney, accountant, the officer who delivered this Agreement to the Employee and/or the Employee's designated contact(s) within the Human Resources department of the Company, or except as may be required by law or ordered by a court with valid jurisdiction over such matter, the Employee shall forfeit the right to payment of the Retention Bonus.

SECTION 11.  Assignment of Benefits. The Employee shall not have any right to assign, pledge, hypothecate, anticipate or in any way create a lien upon any amounts payable under this Agreement. No amounts payable under this Agreement shall be subject to assignment or transfer or otherwise be alienable, either by voluntary or involuntary act or by operation of law, except as may be otherwise required by law in connection with marital, dissolution or child support obligations, or be subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

SECTION 12.  Impact of Agreement. (a) Nothing in this Agreement shall be deemed to give any person the right to be retained in the service of the Company or be deemed to interfere with the right of the Company to discharge any person.

(b)  Nothing contained in this Agreement shall preclude the Employee from receiving, in addition to any benefits provided under this Agreement or the Plan, any payments under any employee benefit plan established by the Company or any Affiliate or under any agreement between the Company and the Employee, including any severance payments payable to the Employee pursuant to any severance plan or agreement applicable to the Employee.

(c)  Nothing provided herein shall entitle the Employee to any benefits under any other employee benefit program of the Company other than in accordance with the terms and provisions of such employee benefit programs.

(d)  No Retention Bonus payable hereunder shall be considered compensation for purposes of any Company benefit plan.

SECTION 13.  Disputes. In the event of a dispute as to the interpretation or application of or an alleged breach of any provision of this Agreement, such dispute shall be heard by a judge, not a jury, in Palm Beach County, Florida, Circuit Court, or the United States District Court for the Southern District of Florida.

SECTION 14.  Amendment. This Agreement shall not be amended except by a written agreement signed by the Company and the Employee.

(a)  Miscellaneous. (a) For purposes of this Agreement, the singular shall include the plural, unless the context clearly indicates to the contrary. Headings and sub-headings are for ease of reference only. If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Agreement under any law deemed applicable by the Administrator, such provisions shall be construed or deemed amended to conform to applicable laws, or if they cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Agreement, such provisions shall be stricken to the extent necessary to comply with applicable law, and the remainder of this Agreement shall remain in full force and effect.

SECTION 15.  Section 409A. Notwithstanding any provision of this Agreement or the Plan to the contrary, in light of the uncertainty surrounding the proper application of Section 409A of the Code, the Company may make necessary amendments to this Agreement or the Plan to the extent necessary to avoid imposition of penalties and additional taxes under Section 409A of the Code. It is intended that the provisions of this Agreement and the Plan comply with Section 409A of the Code, and all provisions of this Agreement and the Plan shall be construed and interpreted in a manner consistent with Section 409A of the Code; however, the Company makes no representations or warranties with respect to the tax consequences of the provisions of this Agreement or the Plan or any other plan, program, agreement or arrangement of the Company or any Affiliates, or that they do or will comply in form or operation with Section 409A of the Code. Notwithstanding any provision of this Agreement or the Plan to the contrary, any amounts under this Agreement or the Plan that are payable upon a termination of the Employee's employment with the Company that would be treated as non-qualified deferred compensation under Section 409A of the Code will be delayed for six months following the date of any such termination of employment (or, if earlier, the date the Employee dies) if required under Section 409A of the Code, and the Employee will not be entitled to any interest as a result of any such delay.

SECTION 16.  Inconsistency with the Plan. In the event of any inconsistency between this Agreement and the Plan, this Agreement shall control.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have each executed and delivered this Agreement as of the date first above written.

FPL GROUP, INC.

EMPLOYEE

Instructions to Employee: Please sign this Agreement, make a photocopy for your records and return the original to HR Executive Services, HRM/JB, 700 Universe Boulevard, Juno Beach, FL 33408.